
<ARTICLE> 9
<LEGEND>
This schedule contains summary financial information extracted from the Bankers
Trust Corporation and Subsidiaries consolidated statement of condition at March
31, 1997 and the consolidated statement of income for the three months ended
March 31, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<RESTATED>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               MAR-31-1997
<CASH>                                            1679
<INT-BEARING-DEPOSITS>                            2581
<FED-FUNDS-SOLD>                                  1195
<TRADING-ASSETS>                                 47502<F1>
<INVESTMENTS-HELD-FOR-SALE>                       7986
<INVESTMENTS-CARRYING>                               0
<INVESTMENTS-MARKET>                                 0
<LOANS>                                          18040
<ALLOWANCE>                                        758
<TOTAL-ASSETS>                                  125341
<DEPOSITS>                                       35589
<SHORT-TERM>                                     42896<F2>
<LIABILITIES-OTHER>                               7720<F3>
<LONG-TERM>                                      12797
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        704
<COMMON>                                           105
<OTHER-SE>                                        4974
<TOTAL-LIABILITIES-AND-EQUITY>                  125341
<INTEREST-LOAN>                                    302
<INTEREST-INVEST>                                  120
<INTEREST-OTHER>                                   659<F4>
<INTEREST-TOTAL>                                  1680
<INTEREST-DEPOSIT>                                 396
<INTEREST-EXPENSE>                                1349
<INTEREST-INCOME-NET>                              331
<LOAN-LOSSES>                                        0
<SECURITIES-GAINS>                                  14
<EXPENSE-OTHER>                                   1104
<INCOME-PRETAX>                                    293
<INCOME-PRE-EXTRAORDINARY>                         293
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                       200
<EPS-PRIMARY>                                     1.86
<EPS-DILUTED>                                     1.76
<YIELD-ACTUAL>                                    1.40
<LOANS-NON>                                        332
<LOANS-PAST>                                         0
<LOANS-TROUBLED>                                    37
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                                   973
<CHARGE-OFFS>                                       33
<RECOVERIES>                                        18
<ALLOWANCE-CLOSE>                                  958<F5>
<ALLOWANCE-DOMESTIC>                               136
<ALLOWANCE-FOREIGN>                                143
<ALLOWANCE-UNALLOCATED>                            479

<F1>Tading assets are net of allowance of 190.
<F2>Short-term borrowings include the following:
Securities loaned and securities sold under
 repurchase agreements                           22576
Other short-term borrowings                      20320
    Total                                        42896
<F3>Other liabilities include the following:
Accounts payable and accrued expenses             4727
Other liabilities                                 2375
Acceptances outstanding                            618
    Total                                         7720
<F4>Other interest income include the following:
Interest-bearing deposits with banks                65
Federal funds sold                                  49
Securities purchased under resale agreements       330
Scurities borrowed                                 183
Customer receivables                                32
    Total                                          659
<F5>The Corporation has allocated its total allowance for credit losses as follows: 758 as a reduction of loans, 190 as a reduction of trading assets and 10 as other liabilities related to all other credit-related items.

